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                           BRODERBUND SOFTWARE, INC.
                                     PROXY
  PROXY FOR THIS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 1998
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRODERBUND

    The undersigned, revoking all prior proxies, hereby appoint(s) J. Mark Hattendorf, Michael J. Pendergast and Brett Robertson, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Broderbund Software, Inc. ("Broderbund") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Broderbund to be held at the Wyndham Garden Hotel-Marin, 1010 Northgate Drive, San Rafael, California on August 31, 1998 at 10:00 a.m., local time, and at any adjournment thereof.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

    To approve and adopt the Agreement and Plan of Merger dated as of June 21, 1998 (the "Merger Agreement") among The Learning Company, Inc., a Delaware corporation ("TLC"), TLC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of TLC ("Sub"), and Broderbund, pursuant to which, among other things (a) Sub will be merged with and into Broderbund with Broderbund being the surviving corporation and becoming a wholly-owned subsidiary of TLC and (b) each outstanding share of Common Stock, par value $.01 per share, of Broderbund (together with the associated preferred stock purchase rights) will be converted into the right to receive 0.80 shares of Common Stock, par value $.01 per share, of TLC.

                     / / FOR    / / AGAINST    / / ABSTAIN

/ / MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

                                          PLEASE DATE AND SIGN EXACTLY AS
                                          NAME(S) APPEAR(S) ON THIS PROXY. WHEN
                                          SHARES ARE HELD BY JOINT OWNERS, BOTH
                                          SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE TITLE AS SUCH.
                                          IF A CORPORATION OR A PARTNERSHIP,
                                          PLEASE SIGN BY AUTHORIZING PERSON.

                                          Signature:

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